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                                                                    EXHIBIT 23.6





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report dated November 22, 1996, on the consolidated financial statements of AmeriGas Propane, Inc. and subsidiaries for the fiscal year ended September 30, 1996 and the period April 19, 1995 to September 30, 1995, included in UGI Corporation's Annual Report on Form 10-K (as amended by Form 10-K/A, Amendment No. 3) for the fiscal year ended September 30, 1996, into UGI Corporation's previously filed Form S-8 Registration Statement No. 33-47319; Form S-3 Registration Statement No. 33-78776; and Form S-8 Registration Statement Nos. 33-61722 and 333-22305.





Arthur Andersen LLP



Chicago, Illinois
May 23, 1997